Exhibit 10.3
ABM INDUSTRIES INCORPORATED
PERFORMANCE SHARE AGREEMENT FOR EMPLOYEES
2021 EQUITY AND INCENTIVE COMPENSATION PLAN
The Compensation Committee of the Board of Directors of ABM Industries Incorporated has approved a grant to you (the “Grantee”) of Performance Shares (“PSs”) pursuant to the ABM Industries Incorporated 2021 Equity and Incentive Compensation Plan (the “Plan”), as described below.
Grantee Name:    [ ]
Number of PSs Granted (at a target award level): XXX
Grant Date:        [ ]
Vesting Schedule:    [ ]
Provided you continue to provide services to the Company or any subsidiary or parent of the Company through the applicable vesting date, the PSs will vest and restrictions will lapse as provided above. Unvested PSs may vest or be subject to forfeiture if you terminate employment before the vesting date, as set forth in the Plan and the Statement of Terms and Conditions attached hereto. [Notwithstanding the preceding sentence and any provisions in the Statement of Terms and Conditions related to vesting upon termination for Retirement, Disability or death:
(A)    In the event of your [voluntary] Retirement from the Company at least one year following the Grant Date, after reaching the age of 60, and subject to your continued compliance with any applicable restrictive covenants, your unvested PSs will continue to vest in accordance with the Vesting Schedule above] [if applicable][; and
(B)    In the event of your termination due to death or Disability (as defined in your Amended and Restated Executive Employment Agreement), and in the case of Disability, subject to the execution of a release agreement in favor of the Company and your continued compliance with any applicable restrictive covenants, your unvested PSs will immediately vest in full at a target award level.] [insert for applicable Executive Officer Award Agreements]
By accepting this Award, the Grantee agrees that the PSs are granted under and governed by this Performance Share Agreement and by the provisions of the Plan and the Statement of Terms and Conditions attached hereto. The Plan and the Statement of Terms and Conditions are incorporated herein by reference. Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan or in the Statement of Terms and Conditions, as applicable.
The Grantee acknowledges receipt of a copy of the Plan, the Statement of Terms and Conditions and the Plan Prospectus, represents that the Grantee has carefully read and is familiar with their provisions, and hereby accepts the PSs subject to all of their terms and conditions. The Grantee acknowledges that there may be adverse tax consequences upon settlement of the PSs or disposition of the shares, if any, received in connection therewith and that Grantee should consult a tax adviser prior to such settlement or disposition.
ABM INDUSTRIES INCORPORATED